Exhibit 10.1

AMENDED AND RESTATED

REORGANIZATION AND STOCK PURCHASE AGREEMENT

This REORGANIZATION AND STOCK PURCHASE AGREEMENT dated as of September 23, 2009 (this “Agreement”) amends and restates that certain Reorganization and Stock Purchase Agreement originally entered into March 11, 2008 (as subsequently amended), (collectively, the “Original Agreement”), is by and between Stem Cell Therapy International, Inc., a Nevada corporation (“SCII”), and Histostem Co., Ltd., a Korean Company (“Histostem,” and together with SCII, the “Parties”).

WHEREAS, Histostem desires to acquire a controlling interest of SCII; and

WHEREAS, the Board of Directors of SCII desire to issue a controlling interest of SCII to Histostem; and

WHEREAS, SCII desires to acquire a majority controlling interest in Histostem; and

WHEREAS, the Board of Directors of Histostem desire to issue a controlling interest of Histostem to SCII; and

WHEREAS, the parties hereto intend that the transaction contemplated here by shall be completed as a tax-free exchange of stock.

NOW, THEREFORE, The respective Boards of Directors of Histostem and SCII deem it advisable and in the best interests of their corporations and the respective shareholders of their corporations that Histostem acquire a 60% controlling interest in the securities of SCII, and SCII acquire a 90% controlling interest in the securities of Histostem, in accordance with the terms and conditions of this Reorganization and Stock Purchase Agreement.

1. Conflict. In the event there is a conflict between the terms of the Original Agreement with amended and restated Agreement, the terms of this Agreement shall control any interpretation. This Agreement supersedes and restates the Original Agreement including without limitation all of the amendments thereto.

2. Pre-Closing Actions of SCII. Either prior to or immediately upon execution of this Agreement and prior to any Closing as set forth herein, SCII shall undertake the following actions:

(a) The Board of Directors of SCII shall unanimously approve and deliver to Cutler Law Group (“Escrow”) in escrow resolutions with respect to (a) approving the Transactions set forth herein; (b) increasing or directing the size of the Board of Directors to be seven members; (c) electing five persons designated by Histostem to the Board of Directors and electing two persons by the current management of SCII, (d) approving an increase in the authorized common stock to a total of 500,000,000 shares, and (e) approving a name change of the corporation to AmStem International Corp.

(b) SCII shall prepare and file either a 14C Information Statement or a 14A proxy statement with the US Securities and Exchange Commission to increase the authorized common stock of SCII to 500,000,000 shares and to change the name of the Company to AmStem International Corp.

(c) SCII shall issue and deliver to Cutler Law Group as Escrow (the “Escrow Agent”) for a total of at least 75,382,640 shares of common stock of SCII (which at the time of Closing will reflect at least 60% of the fully diluted issued and outstanding common stock of SCII) for delivery to Histostem at Closing (the “Escrowed SCII Shares”). In the event that SCII issues any shares prior to Closing, SCII shall issue and deliver additional shares to Histostem at Closing based on 60% of the fully diluted and issued and outstanding common stock at the date of Closing.

(d) SCII shall use its reasonable best efforts to prepare and complete the documents necessary to be filed with local, state and federal authorities to consummate the transactions contemplated hereby.

(e) SCII shall have the right to issue and deliver to Cutler Law Group as Escrow 1,000,000 shares each to Brian Lee and Princeton Healthcare for services rendered to Histostem, and 2,000,000 shares to Gerald Newman. Such shares may be released and delivered at or prior to Closing subject to completion of appropriate documents which are not a condition to this Agreement.

(f) SCII shall prepare and file a either a 14C information statement or a 14A proxy statement, file same with the US Securities and Exchange Commission, mail it to its shareholders, and subsequently amend the Articles of Incorporation to increase the authorized common stock to 500,000,000 shares and to change the company’s name to Amstem International Corp.

2. Pre-Closing Actions of Histostem. Immediately upon execution of this Agreement and prior to the Closing as set forth herein, Histostem shall undertake the following actions:

(a) The Board of Directors of Histostem shall execute and deliver resolutions approving the Transactions set forth herein.

(b) Histostem either has or shall issue and deliver to Cutler Law Group as Escrow (the “Escrow Agent”) for a total of 177,875,865 shares of common stock of Histostem (representing not less than 90% of the fully diluted equity of Histostem) for delivery to SCII at Closing (the “Escrowed Histostem Shares”).

(c) Histostem shall cooperate with its reasonable best efforts to assist SCII to prepare and complete the documents necessary to be filed with local, state and federal authorities to consummate the transactions contemplated hereby.

3. Conditions to Closing. The parties’ obligation to close the proposed Acquisition will be subject to specified conditions precedent including, but not limited to, the following:

(a) the representations and warranties of Histostem as set forth in Section 6 herein shall remain accurate as of the Closing Date and no material adverse change in the business of Histostem shall have occurred;

(b) the representations and warranties of SCII as set forth in Section 7 herein shall remain accurate as of the Closing Date and no material adverse change in the business of SCII shall have occurred;

(c) all the documents necessary to be filed with local, state and federal authorities are prepared

(d) SCII shall have provided the board resolutions and any other approval required to complete the board election and the name change.

(e) SCII shall retain its good standing as a publicly traded company under the Securities Exchange Act, trading on the over the counter bulletin board under the symbol “SCII”.

4. At the Closing.

(a) At the Closing, Cutler Law Group shall release from escrow the SCII Board Resolutions effectuating the election of five new members of the Board of Directors. The members of the Board of Directors of SCII except for two members prior to Closing shall submit resignations at Closing.

(b) At the Closing, Cutler Law Group shall deliver the Escrowed SCII Shares to Histostem.

(c) At the Closing, Cutler Law Group shall deliver the Escrowed Histostem Shares to SCII.

(d) At the Closing, the existing officers of SCII shall resign and be replaced by those officers appointed by the new Board of Directors.

5. Timing of Closing. The Closing shall occur upon the satisfaction of the conditions set forth in this Agreement and upon instructions from the parties hereto to the Escrow Agent. The Closing Date shall occur as soon as possible after the execution of this restated Agreement and upon completion of the amendment to the Articles of Incorporation, unless the Escrow Agent receives instructions otherwise from the parties or notice from a party that the conditions set forth herein have not occurred. In the event the Closing does not occur on or before April 30, 2010, (i) the Escrow Agent shall return the Escrowed Histostem Shares to Histostem and (ii) the Escrow Agent shall return the Escrowed SCII Shares to SCII.

6. Post-Closing Actions. SCII and Histostem acknowledge, understand and agree that five days after the Closing that the combined entities shall issue 7.5% of its fully diluted common stock as settlement of litigation between Histostem and Histostem, Incorporated (“Histostem USA”).

7. Representations of Histostem. Except as set forth in the Histostem Financial Statements, Histostem represents and warrants as follows:

(a) Ownership of Shares. As of the Closing Date, SCII will become the record and beneficial owner of the Escrowed Histostem Shares. The Escrowed Histostem Shares will be free from claims, liens or other encumbrances, except as provided under applicable federal and state securities laws;

(b) Fully paid and Nonassessable. The Escrowed Histostem Shares constitute duly and validly issued shares of Histostem, and are fully paid and nonassessable, and Histostem further represents that it has the power and the authority to execute this Agreement and to perform the obligations contemplated hereby;

(c) Organization of Histostem; Authorization. Histostem is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Korea with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Histostem and this Agreement constitutes a valid and binding obligation of Histostem; enforceable against it in accordance with its terms. Histostem has no subsidiaries.

(d) Capitalization. As of the date of the original Agreement, Histostem had a total of 9,763,985 shares of common stock issued and outstanding. As of the Closing Date, Histostem will have a total of no more than 19,763,985 shares of common stock issued and outstanding (not including the Escrowed Histostem Shares) and no shares of preferred stock issued and outstanding. No shares have otherwise been registered under state or federal securities laws. As of the Closing Date, all of the issued and outstanding shares of common stock of Histostem are validly issued, fully paid and non-assessable and there is not and as of the Closing Date there will not be outstanding any warrants, options or other agreements on the part of Histostem obligating Histostem to issue any additional shares of common or preferred stock or any of its securities of any kind. Histostem will not issue any shares of capital stock from the date of this Agreement through the Closing Date.

(e) No Conflict as to Histostem and Subsidiaries. Neither the execution and delivery of this Agreement nor the consummation of the exchange of the Histostem Shares will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of Histostem or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of Histostem under, any material agreement or commitment to which Histostem is a party or by which its property or assets is bound, or to which any of the property or assets of Histostem is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to Histostem except, in the case of violations, conflicts, defaults, terminations, accelerations or encumbrances described in clause (b) of this Section for such matters which are not likely to have a material adverse effect on the business or financial condition of Histostem.

(f) Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by Histostem in connection with the execution, delivery and performance of this Agreement by Histostem or the consummation of the sale of the Escrowed Histostem Shares.

(g) Other Consents. No consent of any Person is required to be obtained by Histostem to the execution, delivery and performance of this Agreement or the consummation of the sale of the Histostem Shares, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of Histostem.

(h) Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any Court or Governmental body pending or threatened in writing against or involving Histostem which is likely to have a material adverse effect on the business or financial condition of Histostem, or which questions or challenges the validity of this Agreement. Histostem is not subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of Histostem.

(i) Absence of Certain Changes. Histostem has not:

1. suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of Histostem, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

2. made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;

3. other than the Histostem Escrowed Shares , issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

4. organized any new Subsidiary or acquired any Equity Securities of any Person or any equity or ownership interest in any business;

5. borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;

6. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

7. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

8. cancelled any material debts or waived any material claims or rights, except in the ordinary course of business;

9. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

10. sold, transferred or otherwise disposed of any material assets, including without limitation technology and intangible assets;

11. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

(j) Compliance with Law. The operations of Histostem have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of Histostem. Histostem has not received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. Histostem has all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of its business, and is not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

(k) Title to Properties. Either Histostem or one of its Subsidiaries owns all the material properties and assets that they purport to own (real, personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the their financial statements. All properties and assets, including without limitation technology and intangible assets, are free and clear of all material encumbrances and are not, in the case of real property, subject to any material rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Histostem financial statements as securing specified liabilities or obligations, with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Histostem financial statements (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (c) as to real property, (i) imperfections of title, if any, none of which materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of Histostem or any of its Subsidiaries and (ii) zoning laws that do not impair the present or anticipated use of the property subject thereto, and (d) liens for current taxes not yet due. The properties and assets of Histostem and its subsidiaries include all rights, properties and other assets necessary to permit Histostem and its subsidiaries to conduct Histostem’s business in all material respects in the same manner as it is conducted on the date of this Agreement.

8. Representations of SCII. SCII for their respective rights and interests represent and warrant as follows:

(a) Organization; Authorization. SCII is a corporation duly organized, validly existing and in good standing under the laws of Nevada with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of SCII and this Agreement constitutes a valid and binding obligation; enforceable against in accordance with its terms. SCII has no subsidiaries.

(b) Capitalization. The authorized capital stock of SCII consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this Agreement, SCII has 50,255,093 shares of common stock issued and outstanding (not including 5,000,000 shares which are to be cancelled prior to closing and 4,000,000 shares to be issued to various advisors pursuant to this Agreement) and no shares of preferred stock issued and outstanding. No shares have otherwise been registered under state or federal securities laws. As of the Closing Date, all of the issued and outstanding shares of common stock of SCII are validly issued, fully paid and non-assessable and, there is not and as of the Closing Date there will not be outstanding any warrants, options or other agreements on the part of SCII obligating any of SCII to issue any additional shares of common or preferred stock or any of its securities of any kind, except for such shares or securities issued in conjunction with the raising of the necessary capital called for in this Agreement to provide funds for this transaction. The Common Stock of SCII is presently trading on the over the counter bulletin board under the symbol “SCII”.

(c) No Conflict as to SCII and Subsidiaries. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will (a) violate any provision of the articles of incorporation or organization of SCII or any of its Subsidiaries or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of any of SCII or any of its Subsidiaries under, any material agreement or commitment to which any of SCII, any of its Subsidiaries is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of any of SCII or any of its Subsidiaries is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to SCII or any of its Subsidiaries except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this Section for such matters which are not likely to have a material adverse effect on the business or financial condition of SCII and its subsidiaries, taken as a whole.

(d) Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by SCII or any of either of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by SCII or the consummation of the transactions contemplated herein.

(e) Other Consents. No consent of any Person is required to be obtained by SCII to the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated herein, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of SCII.

(f) Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving SCII or any of its Subsidiaries which is likely to have a material adverse effect on the business or financial condition of SCII and any of its Subsidiaries, taken as whole, or which would require a payment by SCII or its subsidiaries in excess of $2,000 in the aggregate or which questions or challenges the validity of this Agreement. Neither SCII nor any or its Subsidiaries is subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of SCII or any of its Subsidiaries, taken as a whole, or which would require a payment by SCII or its Subsidiaries in excess of $2,000 in the aggregate.

(g) Absence of Certain Changes. Neither SCII nor any of its Subsidiaries has:

1. suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of SCII and its Subsidiaries, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

2. made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;

3. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

4. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

5. cancelled any material debts or waived any material claims or rights, except in the ordinary course of business;

6. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

7. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

8. purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business, (ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

9. written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of $2,000;

10. written down or been required to write down any inventory in an aggregate amount in excess of $ 2,000;

11. entered into any collective bargaining or union contract or agreement; or

12. other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of SCII and their subsidiaries taken as a whole.

(h) Compliance with Law. The operations of SCII and its Subsidiaries have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of SCII and its Subsidiaries, taken as a whole, or which would not require a payment by SCII or its Subsidiaries in excess of $2,000 in the aggregate, or which have been cured. Neither SCII nor any of its Subsidiaries has received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. SCII and its Subsidiaries have all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of their businesses, and are not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

9. Fundraising.

(a) Fundraising Goal. The parties hereto acknowledge and agree that an initial fund raising goal of $5,000,000 to $10,000,000 should be arranged within 60 days from the date of signing on this agreement, subject to the best efforts basis fundraising efforts by SCII. Ultimately it is the combined management’s intention to strategically obtain approximately $70,000,000 to $80,000,000 of capital to fully implement our business potentials and activities over the next 18 months to 30 months from the success of the acquisition and the initial fund raising stated above.

(b). Best Efforts Basis. It is understood that the fundraising efforts to be undertaken will be on a best efforts basis, as that term is understood by U.S. investment bankers and public companies raising capital

(c). Source of Capital. The capital required for operations shall be provided from newly issued stock of SCII (as a combined entity).

10. Antidilution. For a period of twenty-four months from the date of the first round of financing, Histostem agrees not to attempt or implement any reverse splits or other efforts to dilute the shares of the SCII.

11. Notices. Any notice which any of the parties hereto may desire to serve upon any of the other parties hereto shall be in writing and shall be conclusively deemed to have been received by the party at its address, if mailed, postage prepaid, United States mail, registered, return receipt requested, to the following addresses:

If to Histostem	Histostem, Ltd.
518-4
Seoul Life Foundation Bldg.
Dunchon-dong, Kangdong-gu,
Seoul 134-060,
South Korea
Attn: Dr. Hoon Han, President

If to SCII:	Stem Cell Therapy International, Inc.
13046 Racetrack Road #233
Tampa, FL 33626
Facsimile No.: (866) 024-0751
Attn: David Stark, President

Copy to:

Cutler Law Group 9814 Crystal Blvd Baytown, TX 77521 Facsimile No.: (800) 836-0714 Attention: M. Richard Cutler

12. Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives and successors and assigns of the parties.

13. Choice of Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada, and the parties submit to the exclusive jurisdiction of the courts of Nevada in respect of all disputes arising hereunder.

14. Counterparts. This Agreement may be signed in one or more counterparts, all of which taken together shall constitute an entire agreement.

15. Confidential Information. Each of Histostem and SCII hereby acknowledges and agrees that all information disclosed to each other whether written or oral, relating to the other’s business activities, its customer names, addresses, all operating plans, information relating to its existing services, new or envisioned products or services and the development thereof, scientific, engineering, or technical information relating to the others business, marketing or product promotional material, including brochures, product literature, plan sheets, and any and all reports generated to customers, with regard to customers, unpublished list of names, and all information relating to order processing, pricing, cost and quotations, and any and all information relating to relationships with customers, is considered confidential information, and is proprietary to, and is considered the invaluable trade secret of such party (collectively “Confidential Information”). Any disclosure of any Confidential Information by any party hereto, its employees, or representatives shall cause immediate, substantial, and irreparable harm and loss to the other. Each party understands that the other desires to keep such Confidential Information in the strictest confidence, and that such party’s agreement to do so is a continuing condition of the receipt and possession of Confidential Information, and a material provision of this agreement, and a condition that shall survive the termination of this Agreement. Consequently, each party shall use Confidential Information for the sole purpose of performing its obligations as provided herein.

16. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

17. Costs and Expenses. Except as otherwise specifically set forth herein, each party will bear its own attorneys, brokers, investment bankers, agents, and finders employed by, such party. The parties will indemnify each other against any claims, costs, losses, expenses or liabilities arising from any claim for commissions, finder’s fees or other compensation in connection with the transactions contemplated herein which may be asserted by any person based on any agreement or arrangement for payment by the other party.

18. Attorney’s Fees. Should any action be commenced between the parties to this Agreement concerning the matters set forth in this Agreement or the right and duties of either in relation thereto, the prevailing party in such Action shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its Attorney’s Fees and Costs.

19. Finders. Histostem represents and warrants that there are no finders or other parties which have represented Histostem in connection with this transaction which have not received appropriate compensation. In the event any such finders make a claim for any fee, share issuance of other compensation in connection with the transactions contemplated hereby, they shall be the sole responsibility of Histostem. SCII represents and warrants that there are no finders or other parties which have represented SCII in connection with this transaction. In the event any such finders make a claim for any fee, share issuance of other compensation in connection with the transactions contemplated hereby, they shall be the sole responsibility of SCII.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

For and on behalf of:	Histostem Ltd
a Korean corporation

	By:	/s/ Dr. Hoon Han
Dr. Hoon Han
President

For and on behalf of:	Stem Cell Therapy International, Inc.
a Nevada corporation

	By:	/s/ David Stark
David Stark
President